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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated May 4, 2000 (except with respect to the matters discussed in Note 14, as to which the date is June 8, 2000) included in Daisytek International Corporation's Form 10-K for the year ended March 31, 2000 and to all references to our Firm included in this registration statement.

                                                        ARTHUR ANDERSEN LLP


Dallas, Texas
 June 11, 2001